EXHIBIT 10.1
                                                                    ------------

                     COMMERCIAL LOAN AND SECURITY AGREEMENT
                     --------------------------------------

            THIS IS A COMMERCIAL LOAN AND SECURITY AGREEMENT dated as of the 16th day of May, 2005 by and among

            NEWALLIANCE BANK
            a Connecticut banking corporation
            with a place of business at
            195 Church Street,  New Haven, Connecticut 06510          ("Lender")
and
            CAS MEDICAL SYSTEMS, INC.
            a Delaware corporation
            with a place of business at
            44 East Industrial Road, Branford, Connecticut 06405    ("Borrower")

and
            STATCORP, INC.
            a Delaware corporation
            with a place of business at
            14476 Duval Place West, Suite 303,
            Jacksonville, Florida  32218                           ("Guarantor")

                                    RECITALS

            WHEREAS, Borrower and Guarantor have entered into a certain Stock Purchase Agreement dated as of May 15, 2005, wherein the Borrower has agreed to purchase and acquire all the issued and outstanding stock of Guarantor; and

            WHEREAS, Lender has agreed to finance the acquisition of Guarantor by Borrower with a certain term loan in the original principal amount of Four Million Two Hundred Thousand and 00/100 ($4,200,000.00) Dollars of even date herewith, all pursuant to the terms of a note of even date herewith (the "Note"), a copy of which is attached hereto as Schedule A.

            NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS (reference being hereby made to Appendix I appended hereto for the definition of certain capitalized terms used herein):

            SECTION 1. LOAN; INTEREST; SECURITY INTERESTS; FINANCING STATEMENTS;
                       ---------------------------------------------------------
                       COLLATERAL; STOCK PLEDGE.
                       -------------------------

            1.1   The Loan. Subject to all of the terms and conditions of this
Agreement:

                  (A) Term Loan. Lender hereby agrees to lend to Borrower and Borrower hereby borrows from Lender the sum of $4,200,000.00 as a term loan (the "Loan"), which Loan is payable in equal monthly payments of principal and interest commencing July 1, 2005, each in

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the amount of $61,533.03, continuing on the first (1st) day of each month thereafter through May 1, 2012, and a final payment of $61,532.07 shall be paid on the Maturity Date, when the entire unpaid balance of the Loan, together with all accrued and unpaid interest, shall be due and payable, (all as more particularly set forth in the Note).

            1.2   Interest.

                  All outstanding amounts under the Loan shall bear interest at a rate per annum equal to six (6.0%) percentage per annum.

            1.3 Payment. Principal and interest on the Loan shall be payable by Borrower monthly on the first (1 st) day of each calendar month. Interest on the Loan shall be computed on a basis of a three hundred sixty (360) day year for the actual number of days elapsed.

            1.4 Prepayment. The Loan may be paid at any time without the imposition of any prepayment fee or penalty.

            1.5 Guaranty. The Loan shall be jointly, severally and unconditionally guaranteed by the Guarantor.

            1.6   Security Interests.

                  (A) As security for the payment of the Loan and the Guaranty, and the performance by Borrower and Guarantor of all of their respective obligations under this Agreement and the other Loan Documents, Borrower and Guarantor hereby mortgage, pledge and assign to Lender, and give and grant to Lender, a security interest in all of its personal property and fixtures, including, without limitation, all right, title and interest in and to the items and types of property, described or referred to below, whether now owned or hereafter acquired, and the proceeds and products thereof (all of which property is herein collectively called the "Collateral") which security interests are and shall remain first and prior and which Collateral shall remain free and clear of all mortgages, pledges, security interests, liens and other encumbrances and restrictions on the transfer thereof, except for the Permitted Liens as specifically set forth in Schedule B attached.

                       (i)     Accounts;
                       (ii)    Certified Securities;
                       (iii)   Chattel Paper;
                       (iv) Computer Hardware and Software and all rights with respect thereto, including without limitation, all licenses, options, warranties,. service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversion of any of the foregoing;
                       (v)     Contract Rights;
                       (vi)    Deposit Accounts;
                       (vii)   Documents;
                       (viii)  Equipment;

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                       (ix)    Financial Assets;
                       (x)     Fixtures;
                       (xi) General Intangibles, including without limitation Payment Intangibles and Software;
                       (xii) Goods (including without limitation all of its Equipment, Fixtures and Inventory), and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;
                       (xiii)  Instruments;
                       (xiv)   Intellectual Property;
                       (xv)    Inventory;
                       (xvi)   Investment Property;
                       (xvii)  Money (of every jurisdiction whatsoever);
                       (xviii) Letter of Credit Rights;
                       (xix)   Payment Intangibles;
                       (xx)    Security Entitlements;
                       (xxi)   Supporting Obligations;
                       (xxii)  Uncertificated Securities; and
                       (xxiii) To the extent not included in the foregoing, all
                               other personal property of any kind or
                               description;

together with books, records, writings, data bases, information and other property relating to, used and useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing; provided that to the extent that the provisions of any lease or license of Computer Hardware and Software or Intellectual Property expressly prohibit (which prohibition is enforceable under applicable law) any assignment thereof, and the grant of a security interest therein, Lender will not enforce its security interest in any of Borrower's or Guarantor's rights under such lease or license (other than in respect to the Proceeds thereof) for so long as such prohibition continues, it being understood that upon request of Lender, Borrower and Guarantor will in good faith use reasonable efforts to obtain consent for the creation of a security interest in favor of Lender (and to Lender's enforcement of such security interest in favor of Lender) in each Borrower's and Guarantor's rights under such lease or license.

                  (B) The Loan will be further secured by a second mortgage (the "Mortgage") and a Collateral Assignment of Leases and Rentals (the "Collateral Assignment") on the Borrower's fee interest in the real property known as 44 East Industrial Road, Branford, Connecticut, all as more particularly described on Schedule C attached hereto (the "Mortgaged Property"). The Mortgaged Property is subject to no prior security interest or lien except as disclosed on Schedule B-1 to the title insurance policy issued this date to Bank insuring the priority of the Mortgage. Such liens (if any) together with extension, substitutions, replacements thereof are hereafter referred to as the "Permitted Liens". The Mortgage and Collateral Assignment shall be executed by Borrower at the time of closing and shall be in form and substance satisfactory to Bank.

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            1.7   Lien Perfection: Further Assurances. Borrower and Guarantor
shall execute such UCC-1 financing statements as are required by the Code and such other instruments, assignments or documents as are necessary to perfect Lender's lien upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of Lender's lien upon the Collateral. Unless prohibited by applicable law, Borrower and Guarantor hereby authorize Lender to file any such financing statements, including, without limitation, financing statements that indicate the Collateral (i) as "all assets of the Borrower or Guarantor" or words of similar effect, or (ii) as being of an equal or lesser scope, or with greater or lesser detail, than as set forth in
Section 1.6, on the Borrower's and Guarantor's behalf. The Borrower and the Guarantor also hereby ratify their authorization for Lender to have filed in any jurisdiction any like financing statements or amendments thereto if filed prior to the date hereof. The parties agree that a photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Lender's request, the Borrower and the Guarantor shall also promptly execute or cause to be executed and shall deliver to Lender any and all documents, instruments and agreements deemed necessary by Lender to give effect to or to carry out the terms or intent of the Documents.

                  (A) Other Actions. Further to insure the attachment, perfection and first priority of (subject to Permitted Liens), and the ability of the Lender to enforce the Lender's security interest in the Collateral, the Borrower and Guarantor each agree, in each case and at the Borrower's or Guarantor's expense, to take the following action with respect to the following
Collateral:

                       (i) Promissory Note and Tangible Chattel Paper. If either the Borrower or the Guarantor shall, now or at any time hereafter, hold or acquire any promissory notes or Tangible Chattel Paper, the Borrower or Guarantor, as the case may be, shall advise Lender, in writing, of the existence of such promissory notes or tangible chattel paper, and at the Lender's request and option, shall forthwith endorse, assign and deliver the same to the Lender, accompanied by such instruments of transfer or assignment duly executed in blank as the Lender may from time to time specify.

                       (ii) Deposit Accounts. For each Deposit Account that Borrower or Guarantor at any time opens or maintains, each Borrower and the Guarantor shall, at the Lender's request and option, pursuant to an agreement in form and substance satisfactory to the Lender, either (a) cause the depositary bank to agree to comply, without further consent of the Borrower or the Guarantor, at any time with instructions from the Lender to such depositary bank directing the disposition of funds from time to time credited to such Deposit Account, or (b) arrange for the Lender to become the customer of the depositary bank with respect to the Deposit Account, with the Borrower and Guarantor being permitted, only with the consent of the Lender, to exercise rights to withdraw funds from such Deposit Account. The Lender agrees with the Borrower and Guarantor that the Lender shall not give any such instructions or withhold any withdrawal rights from the Borrower or the Guarantor, unless a Default or Event of Default has occurred and is continuing. The provisions of this paragraph shall not apply to (i) any Deposit Account for which the Borrower or the Guarantor, the depositary bank and the Lender have entered into a cash collateral agreement specially negotiated among the Borrower or the Guarantor, the depositary bank and the Lender for the specific purpose set forth therein,
(ii) a

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deposit account for which the Lender is the depositary bank and is in automatic control, and (iii) any Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Borrower's or Guarantor's employees.

                       (iii) Investment Property. If the Borrower or the Guarantor shall at any time hold or acquire any Certificated Securities, the Borrower or the Guarantor shall advise Lender, in writing, of the existence of such certificated securities, and at the Lender's request and option, forthwith endorse, assign and deliver the same to the Lender, accompanied by such instruments of transfer or assignment duly executed in blank as the Lender may from time to time specify. If the Borrower or the Guarantor shall at any time hold or acquire any Uncertificated Securities directly by the issuer thereof, the Borrower or the Guarantor shall immediately notify the Lender thereof and, at the Lender's request and option, pursuant to an agreement in form and substance satisfactory to the Lender, either (a) cause the issuer to agree to comply, without further consent of the Borrower or the Guarantor or such nominee, at any time with instructions from the Lender as to such Uncertificated Securities, or (b) arrange for the Lender to become the registered owner of the Uncertificated Securities. If any Certificated Securities or Uncertificated Securities or other Investment Property now or hereafter acquired by the Borrower or the Guarantor are held by the Borrower or the Guarantor or their nominee through a securities intermediary or commodity intermediary, the Borrower or the Guarantor shall immediately notify the Lender thereof and, at the Lender's request and option, pursuant to an agreement in form and substance satisfactory to the Lender, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply, in each case without further consent of the Borrower or the Guarantor or such nominee, at any time, with entitlement orders or other instructions from the Lender to such securities intermediary as to such Certificated Securities or Uncertificated Securities or other Investment Property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Lender to such commodity intermediary, or (ii) in the case of Financial Assets or other Investment Property held through a securities intermediary, arrange for the Lender to become the entitlement holder with respect to such Investment Property, with the Borrower or the Guarantor being permitted, only with the consent of the Lender, to exercise rights to withdraw or otherwise deal with such investment property. The Lender agrees with the Borrower or the Guarantor that the Lender shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by the Borrower or the Guarantor, unless a Default or Event of Default has occurred and is continuing, or after giving effect to any such investment and withdrawal rights not otherwise permitted by this Agreement, would occur. The provisions of this paragraph shall not apply to any Financial Assets credited to a securities account for which the Lender is the securities intermediary. Notwithstanding the foregoing, and in furtherance thereof, Borrower has this date entered into a Pledge Agreement of all of the issued and outstanding stock of Guarantor, and has endorsed, assigned and delivered to Lender such stock accompanied by duly executed stock powers in blank as are necessary to pledge such stock to Lender.

                       (iv) Collateral in the Possession of a Bailee. If any Collateral is at any time in the possession of a bailee, the Borrower or the Guarantor shall promptly notify

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the Lender thereof and, at the Lender's request and option, shall promptly obtain an acknowledgment from the bailee, in form and substance satisfactory to the Lender, that the bailee holds such Collateral for the benefit of the Lender and such bailee's agreement to comply without further consent of the Entities, at any time with instructions of the Lender as to such Collateral. The Lender agrees with the Borrower or the Guarantor that the Lender shall not give any such instructions unless a Default or Event of Default has occurred and is continuing or would occur after taking into account any action by the Borrower or the Guarantor with respect to the bailee.

                       (v) Electronic Chattel Paper and Transferable Records. If the Borrower or the Guarantor at any time holds or acquires an interest in any Electronic Chattel Paper or any "transferable record", as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act (the "Electronic Signatures Act"), or in Section 16 of the Uniform Electronic Transactions Act ("UETA") as in effect in any relevant jurisdiction, the Borrower or the Guarantor shall promptly notify the Lender thereof and, at the request and option. of the Lender, shall take such action as the Lender may reasonably request to vest in the Lender control, under Section 9-105 of the Code, of such Electronic Chattel Paper or control under Section 201 of the Electronic Signatures Act or, as the case may be, Section 16 of UETA, as so in effect in such jurisdiction, of such transferable record. The Lender agrees with the Borrower or the Guarantor that the Lender will arrange, pursuant to procedures satisfactory to the Lender and so long as such procedures will not result in the Lender's loss of control, for the Borrower or the Guarantor to make alterations to the Electronic Chattel Paper or transferable record permitted under said Section 9-105 or, as the case may be, Section 201 of the Electronic Signatures Act or Section 16 of the UETA for a party in control to make without loss of control, unless a Default or Event of Default has occurred and is continuing or would occur after taking into account any action by the Borrowers or the Guarantor with respect to such Electronic Chattel Paper or transferable record.

                       (vi) Letter-of-Credit Rights. If the Borrower or the Guarantor are at any time a beneficiary of any Letter of Credit Rights now or hereafter, the Borrower or the Guarantor shall promptly notify the Lender thereof and, at the request and option of the Lender, the Borrower or the Guarantor shall, pursuant to an agreement in form and substance satisfactory to the Lender, either (a) arrange for the issuer and any confirmer or other nominated person of such Letter of Credit Rights to consent to an assignment to the Lender of the proceeds of the letter of credit evidencing the Letter of Credit Rights or (b) arrange for the Lender to become the transferee beneficiary of the Letter of Credit Rights.

                       (vii) Commercial Tort Claims. If the Borrower or the Guarantor shall, now or at any time hereafter, hold or acquire a Commercial Tort Claim, the Borrower or the Guarantor shall immediately notify the Lender in a writing signed by the Borrower or the Guarantor of the particulars thereof and grant to the Lender in such writing a security interest therein and in the proceeds thereof, with such writing to be in form and substance satisfactory to the Lender, and do such other acts or things deemed appropriated by Lender to give Lender a security interest in any such Commercial Tort Claim.

                       (viii) Other Actions as to any and all Collateral. The Borrower or the Guarantor further agree, upon reasonable request of the Lender and at the Lender's option, to

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take any and all other action as the Lender may determine to be necessary or useful for the attachment, perfection and first priority of, and the ability of the Lender to enforce, the Lender's security interest in any and all of the Collateral, including, without limitation (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Code, to the extent, if any, that the Borrower's or Guarantor's signature thereon is required therefor, (b) causing the Lender's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Lender to enforce, the Lender's security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Lender to enforce, the Lender's security interest in such Collateral, (d) obtaining governmental and other third party waivers, consents and approvals in form and substance satisfactory to the Lender, including, without limitation, any consent of any licensor, lessor or other person obligated on the Collateral, (e) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Lender and (f) taking all actions under any earlier versions of the Code or under any other law, as reasonably determined by the Lender to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction.

                  (B) Lender's Obligations and Duties. Anything herein to the contrary notwithstanding, Borrower and Guarantor shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by Borrower and Guarantor thereunder. The Lender shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Lender of any payment relating to any of the Collateral, nor shall the Lender be obligated in any manner to perform any of the obligations of the Borrower or the Guarantor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Lender in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the lender or to which the Lender may be entitled at any time or times. The Lender's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with such Collateral in the same manner as the Lender deals with similar property for its own account.

            1.8   Collateral Assignments of Leases.

                  (A) Guarantor shall deliver to Lender a collateral assignment of their respective interest as tenant respecting each Lease to which they are a party, each such assignment to be consented to by the Landlord thereunder. =

            1.9   Insurance.

                  (A) Borrower and Guarantor shall maintain, with insurers satisfactory to Lender, insurance with respect to the Collateral owned by it or in which it has an interest and its

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other properties and business against loss or damage to the extent that property of similar character is usually so insured by other companies engaged in a similar business, including without limitation the coverage described on Schedule G. Borrower and the Guarantor shall pay the premiums of such insurance promptly. Without limiting the foregoing, such insurance must include:

                       (i) public and product liability insurance in such amounts and covering such risks, as Lender may require,

                       (ii) all worker's compensation and other employees' liability insurance as may be required by law,

                       (iii) insurance with respect to items of the Collateral constituting tangible personal property and fixtures, and with respect to its other properties both real and personal, including, without limitation, the Borrower's and the Guarantor's business premises, to the full extent of the insurable value thereof, and including All Risk coverage (so-called) covering such other risks, as Lender may require, and

                       (iv) business interruption insurance in amounts sufficient to cover the reasonable needs of the Borrower's or Guarantor's business during periods of partial or complete interruption of any of the Borrower's or Guarantor's business.

                  (B) All of Borrower's or the Guarantor's property insurance policies, whether with respect to items of the Collateral or otherwise, must contain loss payable and/or mortgagee clauses in form and substance satisfactory to Lender, naming Lender as loss payee and/or mortgagee, and providing:

                       (i) that all proceeds thereunder shall be payable directly to Lender,

                       (ii) that such insurance shall not be affected by any act or neglect of the insured or owner of the property described in said policy, and

                       (iii) that such policy and loss payable clause may not be cancelled, amended or terminated (including, without limitation, for non-payment of premium) unless at least thirty (30) days prior written notice thereof has been given to Lender.

                  (C) Borrower and the Guarantor shall furnish evidence satisfactory to Lender confirming to Lender the insurance at the time in force pursuant to this Section specifying the amount and character of coverage, identifying the insurers and certifying as to no default in the payment of current premiums thereon and will furnish Lender with original or duplicate original copies of all policies. With respect to claims under any such policies:

                       (i) Borrower and the Guarantor shall notify Lender immediately of any material loss giving rise to such claim,

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                       (ii)    Borrower and the Guarantor shall immediately file
all proofs of claim with respect thereto, and

                       (iii) no settlement in excess of $50,000 shall be entered into by the Borrower or the Guarantor without the consent of Lender, in its discretion.

                  (D) All insurance proceeds in excess of $50,000 received by Lender may, in Lender's sole discretion, (i) be retained by Lender for application to the payment of any of the principal, whether, or not due, or interest or such other obligation or Indebtedness which constitutes all or any part of the Loan as well as any expenses relating thereto as Lender may determine, in its sole discretion or (ii) be re-advanced for the purpose of replacing or restoring the Collateral, in a manner and on terms satisfactory to Lender. Notwithstanding the foregoing, Lender shall have no liability or obligation with respect to such insurance or the maintenance or adequacy thereof. Borrower shall be entitled to retain all insurance proceeds less than or equal to $50,000.

            If Lender chooses to re-advance the insurance proceeds to restore or replace the Collateral, Lender may advance such insurance proceeds as the work progresses and may require, as a condition to each advance, the submission of invoices and other documentation so as to justify the need for and amount of such advance. Any excess proceeds after such repairs or restorations are completed shall be retained by Lender for application against the Loans.


            SECTION 2. REPRESENTATIONS, WARRANTIES AND COVENANTS.
                       ------------------------------------------

            Borrower and Guarantor represent and warrant to and covenant with Lender as of the date hereof, except as set forth on Schedule E attached hereto:

            2.1   Organization, Charter, Laws and Capitalization.

                  (A) The Borrower and the Guarantor are duly organized and validly existing corporations under the laws of the State of Delaware and each is qualified and in good standing in all states in which each is doing business.

                  (B) The execution, delivery and performance of this Agreement are within Borrower's and Guarantor's corporate powers, have been duly authorized, are not in contravention of any law or any terms of Borrower's or Guarantor's charter or by-laws or other incorporation papers or any agreement or undertaking to which Borrower or Guarantor are a party.

                  (C) Except for Borrower's ownership of all of the issued and outstanding stock of Guarantor, Borrower owns no stock or an ownership interest of any other business entity. Borrower may acquire a minority ownership position in any other entity, provided such investment does not exceed $100,000.

                  (D) All of the Borrower's and Guarantor's issued and outstanding stock is duly authorized, validly issued, fully paid and non-assessable.
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                  (E)  The financial statements presented by the Borrower and the Guarantor to Lender are true, complete and correct and fairly present in all material respects the financial condition of the Borrower and the Guarantor as of the date of such statements and the results of their operations for the period then ended. There has been no material adverse change to any of Borrower's or Guarantor's financial condition since the date of such financial statements.

                  (F) Neither Borrower nor Guarantor has, within five (5) years, of the date hereof changed its name or been a party to any merger or consolidation. Borrower and Guarantor shall give Lender thirty (30) days prior written notice of any change of name or any new trade or fictitious name.

            2.2 Collateral, Claims, Actions, Place of Business, Mortgaged Property, etc.

                  (A) Except pursuant to this Agreement and as set forth on Schedule E, no financing statement has been filed with respect to any Collateral or any of the Borrower's or Guarantor's assets.

                  (B) The Borrower and the Guarantor each have good and sufficient title to their respective Collateral.

                  (C) Except for the Permitted Liens as set forth on Schedule B, neither the Collateral nor any other asset of the Borrower or the Guarantor will be permitted to be, in any respect, encumbered other than by this security interest (and same will be true of Collateral acquired hereafter when acquired).

                  (D) To the best of Borrower's and Guarantor's knowledge, and except in the ordinary course of business, Collateral which are Accounts are bona fide.

                  (E) All state and federal tax returns have been properly completed and filed and all required taxes and assessments have been paid through the date hereof for Borrower and Guarantor. No claims have been asserted by any governmental authority and no audits or notices of audits are pending. Borrower's and Guarantor's chief place of business is the address shown above and Borrower and Guarantor shall give Lender at least sixty (60) days prior written notice of any change.

                  (F) Except as set forth on Schedule E, the Collateral and business records pertaining to the Collateral and Loans, including those pertaining to all accounts and contract rights, shall be kept at the above address of the Borrower and Guarantor unless prior written notice to Lender to a change of location is given.

                  (G) Other than pursuant to this Agreement and as set forth in Schedule E, neither the Borrower or the Guarantor have any other indebtedness or contingent liabilities, except for accounts payable incurred in the ordinary course of Borrower's or Guarantor's business;

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                  (H)  The Borrower and the Guarantor are not in default of any material agreement to which they are a party or to the best of their knowledge to any decree, law or order by which they are bound, including without limitation those relating to the environment.

                  (I) No litigation, suits or actions are pending or to the best of their knowledge threatened against the Borrower or the Guarantor.

                  (J) Borrower and Guarantor each hold all necessary material licenses, consents (governmental or otherwise), patents, trademarks and all other intellectual property rights as are necessary to enable Borrower and Guarantor to conduct their business as presently conducted and as contemplated.

                  (K) Borrower and Guarantor hold the property, casualty and liability insurance described in Section 1.9 above and all amounts due thereunder or with respect thereto have been paid.

                  (L) Borrower and Guarantor perform no work on any contracts for the United States government or any agency or subdivision thereof.

                  (M) Except as set forth on Schedule E, none of Borrower's or Guarantor's material Equipment was purchased as used equipment.

                  (N) Except as set forth on Schedule E, none of Borrower's or Guarantor's Equipment has been moved to its present location within the past four (4) months.

                  (O) Except as set forth on Schedule E, none of any Borrower's or Guarantor's Inventory is stored in any warehouse that is not owned or leased in total by Borrower or Guarantor.

                  (P) Except as set forth on Schedule E, no Borrower or Guarantor are subject to any payment or performance bonds.

                  (Q) Borrower and the Guarantor are in material compliance with all laws, ordinances, rules and regulations, including without limitation ERISA, OSHA, all state and federal environmental laws and those of the Internal Revenue Service.

                  (R) Except as set forth on Schedule E, no Borrower or Guarantor nor Guarantor's shareholders are a party to any written shareholder agreement, voting trust, voting agreement, purchase agreement or the like.

                  (S) Each of Borrower and Guarantor, after giving effect to the transactions described herein, are solvent and anticipate that they will be able to meet their debts as they mature and has adequate capital to conduct the business in which they are engaged and are about to engage.

                  (T) To the best of the knowledge and belief of Borrower, no proceedings have been threatened or commenced by any authority having the power of eminent domain to condemn any part of the Property.

                  (U) (a) The Mortgaged Property and the uses made thereof comply with all applicable restrictive covenants, zoning ordinances and building codes, all applicable health and environmental laws and regulations, and all other applicable laws, rules and regulations; (b) all permits, licenses and approvals necessary to erect improvements on the Mortgaged Property have been issued and are presently in effect; (c) the Mortgaged Property is within all applicable environmental and safety standards; (d) no notice has been received from any federal, state or municipal regulatory authority or agency in connection with any claimed violation of any of the aforesaid; (e) Borrower is the only tenant or occupant of the Mortgaged Property.

            2.3   Payments. Borrower and Guarantor shall:

                  (A) pay punctually the Loan, when due, as required by the terms of the Note, in U.S. Dollars and at its address shown above;

                  (B) pay on demand any and all charges customarily levied or incurred by Lender;

                  (C) pay before due any and all taxes, assessments and/or charges of every kind or description levied or assessed against any Borrower or any of its assets;

                  (D)  pay all insurance premiums before the same are due;

                  (E)  maintain all of its main operating accounts with Lender.

                  (F) pay any and all costs and expenses (whether taxes, assessments, insurance premiums or otherwise) required to be paid by Borrower under any of the Loan Documents which are paid or advanced by Lender: filing, recording, publication, appraisal and search fees paid or incurred by Lender in connection with Lender's transactions with Borrower or Guarantor, reasonable costs and expenses incurred by Lender in the disbursement or collection of funds to or from Borrower or Guarantor, charges resulting from the dishonor of checks; reasonable costs and expenses incurred by Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated; and reasonable costs and expenses incurred by Lender in enforcing or defending the Loan Documents, including, but not limited to, costs and expenses incurred in connection with any proceeding, suit, enforcement or judgment, or appeal; and Lender's reasonable attorney's fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing, defending, or otherwise representing Lender concerning the Loan Documents or the Obligations.

            2.4   Preservation of Collateral. Borrower and Guarantor shall:

                  (A) preserve the Collateral in good condition and order (ordinary wear and tear excepted) and not permit it to be abused or misused;

                  (B) defend the Collateral against all claims and demands of all Persons other than Lender;

                  (C)  not allow any Collateral to be affixed to real estate;

                  (D) not allow any Collateral nor any interest therein to be sold, leased or in any way transferred, except Inventory in the ordinary course of the Borrower's or Guarantor's business and obsolete Equipment and Inventory;

                  (E) until receiving contrary instructions from Lender as may be permitted under the terms of this Agreement, collect its Accounts, contract rights, chattel paper and other debts in the ordinary course of business;

                  (F) upon request of Lender as may be permitted under the terms of this Agreement, pay or deliver all proceeds of Accounts and all proceeds of Inventory to Lender immediately upon receipt in the identical form received without co-mingling with other property;

                  (G) when and to the extent required by Lender as may be permitted under the terms of this Agreement, notify account debtors and obligors that their Accounts, contract rights, instruments, documents or chattel paper have been assigned to Lender and shall be paid directly to Lender;

                  (H) take necessary steps to preserve the liability to the Borrower and the Guarantor of their account debtors, except in the ordinary course of business;

                  (I) take any action reasonably required by Lender with reference to the Federal Assignment of Claims Act;

                  (J) during regular business hours of Borrower and Guarantor and upon reasonable notice, allow Lender to inspect any of the Borrower's or Guarantor's properties or offices and to inspect the Collateral and copy all records relating to the Collateral and Loan and to conduct audits of Collateral levels and to inspect Borrower's and Guarantor's books and records at such intervals as Lender shall require and shall pay all costs associated with such inspections if an Event of Default or Default has occurred and is continuing or if a Default or Event of Default is discovered during said inspection;

                  (K) transfer possession of and assign all instruments, documents and chattel paper, which are part of the Collateral, to Lender, immediately upon request as may be permitted under the terms of this Agreement;

                  (L) perfect a security interest (using a method reasonably satisfactory to Lender) in goods covered by any instrument, document or chattel paper in the Collateral;

                  (M) notify Lender of any material change occurring in or to Collateral or any material adverse change to its business or prospects, or in any material fact or circumstance warranted or represented by Borrowers herein, or furnished to Lender, or if any Default or Event of Default occurs;

                  (N) pay all costs required under the terms of this Agreement that are necessary to perform any act or duty required by this Agreement, including, but not limited to, attorneys' fees, insurance premiums, taxes and assessments;

                  (O) maintain such insurance as is required by Lender under Paragraph 1.9 hereof naming Lender as Loss Payee and/or Additional Insured; and

                  (P) maintain compliance in all material respects with all Environmental Laws, including without limitation the disposition of Hazardous Substances; and

                  (Q) maintain compliance with all laws, ordinances, rules and regulations of any governmental authority or subdivision, including without limitation all usury laws; and

                  (R) upon request by Lender as may be permitted under the terms of this Agreement, sign or allow Lender to sign any papers necessary to obtain, preserve, enforce and liquidate this security interest in any jurisdiction and during the existence of a Default or Event of Default, Borrower and Guarantor hereby appoints Lender its agent and attorney-in-fact, irrevocable as coupled with an interest, for such purpose.

            2.5   Restrictions.   Borrower and Guarantor shall not:

                  (A) Except for Permitted Liens, suffer to exist any liens on any of its assets except in favor of Lender nor agree to pledge and/or grant a lien or security interest in any of its assets with any party other than Lender;

                  (B) merge, consolidate or dispose of any material asset, except Inventory, in the ordinary course and Inventory and Equipment that is obsolete;

                  (C) suffer to exist any Indebtedness , except for Indebtedness to Lender and for Indebtedness secured by any Permitted Liens, the Indebtedness described on Schedule E and payables incurred in the ordinary course of Borrowers' business;

                  (D) make any loans or advances except in the ordinary course of business to anyone in excess of $10,000.00 in the aggregate;

                  (E) suffer to exist any litigation against it or any of its material assets except if such litigation is adequately insured against or if Borrower believes that there is a good defense and adequate reserves are set aside on the books and records of the Borrowers;

                  (F) except as described on Schedule G or as otherwise permitted hereunder, cause to exist any Subsidiary or Affiliate or engage in any transaction with any related Person;

                  (G) with respect to ERISA, engage in any "prohibited transaction", incur any "accumulated funding deficiency", terminate any pension plan so as to create any lien on any asset of any Borrower or Guarantor, or otherwise not be in full compliance;

                  (H) except as described on Schedule E, guarantee or otherwise assure any obligation of any other party;

                  (I) enter into any real property or personal property lease outside the ordinary course of business or enter into any real property lease having an annual rental in excess of $100,000.00 or a personal property lease having an annual rental in excess of $30,000.00;

                  (J)  declare or pay any dividends or distributions;

                  (K) purchase any securities (other than the stock of Guarantor) issued by, or otherwise invest in, any publicly or privately held entity in an amount exceeding $100,000.00 without prior written approval of Lender except to purchase Certificates of Deposit issued by any lending institution having a net worth of at least $50,000,000.00 or other short term investments offered by Lender;

                  (L) except as described on Schedule E or otherwise permitted in (K) above, create or participate in the creation of any partnership, joint venture, corporation, limited liability company or other entity (including, but not limited to, any Subsidiaries) or engage in any business other than the business presently conducted by it;

                  (M) suffer any change in executive management, unless such executive is replaced with a person of similar experience;

                  (N) redeem or cause the redemption of a material portion of its shares;

                  (O) make payments on any other Indebtedness owing by it before the same is due.

                  (P) suffer to exist any judgment against it or any of its assets that is not subject to a mandatory stay pending appeal;

            2.6 Accounting; Financial Statements and Other Information. Borrower shall maintain a system of accounts established and administered in accordance with GAAP and practices consistently applied. Borrower and Guarantor shall deliver or cause to be delivered to Lender:

                  (A)  Financial Reports.

                       (i) As soon as available and in any event within forty-five (45) days after the end of each Fiscal Quarter, a balance sheet of the Borrower and the Guarantor, in consolidating and consolidated form, as of the end of such period, and a statement of income and retained earnings of the Borrower and Guarantor, in consolidating and consolidated form, for the period commencing at the end of the previous Fiscal Year and ending with the end of such period, all in reasonable detail, and duly certified by the Chief Financial Officer of the Borrower and the Guarantor as having been prepared in accordance with GAAP and fairly presenting the financial position and results of operations of the Borrower and Guarantor for such period, together with a statement of such individual preparing such statements to the effect that in the course of the preparation of such statements said individual has gained no knowledge that a Default or Event of Default has occurred and is continuing or, if, in the opinion of said individual, a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower or the Guarantor proposes to take with respect thereto (the provision for such a statement herein shall in no way be construed as a consent to the existence of such an Event nor the granting of time to cure). Borrower shall also provide to Lender a copy of its SEC 10-Q filing together with the foregoing financial information (unless such filing has been properly extended, in which case a copy of the same shall be provided within fifteen days of filing).

                       (ii) As soon as available and in any event within ninety (90) days after the end of each Fiscal Year of the Borrower and the Guarantor, a copy of the. annual unqualified audited report for such year for the Borrower and the Guarantor, including therein, a balance sheet of the Borrower and the Guarantor as of the end of such Fiscal Year and a statement of income, retained earnings and statement of changes in financial position of the Borrower and the Guarantor for such Fiscal Year, in each case on a consolidated and consolidating basis, and on a consolidated basis, in each case as to such consolidated statements "Certified" by a firm of independent certified public accountants selected by the Borrower and the Guarantor but acceptable to Lender such acceptance by Lender not to be unreasonably withheld Borrower shall also provide to Lender a copy of its SEC 10-K filing, together with the foregoing financial information (unless filing has been extended, in which case, a copy of the same shall be provided within fifteen days of filing).

                       (iii) Such other data and information (financial and otherwise) bearing upon or related to Borrower's and Guarantor's financial condition, results of operations or assets, as Lender from time to time may reasonably request.

                  (B) Account's Receivable Reports. Within ten (10) days after the end of each month, provide Lender with report of the list of Accounts, including aging of Accounts by invoice, and such other information, as Lender shall request.

            2.7 Financial Covenants. Borrower and Guarantor, on a consolidated basis, shall continuously maintain the following, to be tested at the end of each Fiscal Year, calculated in accordance with GAAP, as shown on the financial statements required to be provided pursuant to Section 2.6, and continuously in between such statements:

                  (A) a ratio of Borrower's and Guarantor's total Indebtedness to Borrower's and Guarantor's Net Worth of not more than 2.5 to 1.0; and

                  (B) a minimum debt service coverage ratio ( EBIDA divided by Debt Service) of not less than 1.4 to 1.0 from the date hereof through the fiscal year ending December 31, 2005, and not less than 1.5 to 1.0 at all times thereafter.

            2.8   Notice of Certain Events and Changes; Governmental Notices.

                       (i) Promptly after becoming aware of any condition, event or state of facts which constitutes a Default or Event of Default, Borrower and Guarantor shall give written notice to Lender specifying the nature and period of existence thereof. Borrower and Guarantor shall give Lender prompt written notice of any condition, event or state of facts which causes or may cause material loss or depreciation in the value of the Collateral and of the commencement or threat in writing of any action, proceeding or investigation or the occurrence or existence of any other event, matter or cause whatsoever, which, either in any case or in the aggregate results or might result in any material adverse change in its business, prospects, profits, properties, operations or condition (financial or otherwise). Borrower and Guarantor shall give Lender at least sixty (60) days' prior written notice of any proposed change in their place or places of business, any proposed change of location of any of the Collateral (other than sales permitted hereunder) and any proposed changes in its name.

                       (ii) As soon as reasonably practicable, after the issuance thereof, Borrower and Guarantor shall send to Lender a copy of all notices of investigation, claims of violation or possible violation and/or orders issued by any federal, state or municipal regulatory authority under any laws or regulations adopted thereby which are directed to and received by Borrower and Guarantor. Further, as soon as reasonably practicable, Borrower and Guarantor shall send to Lender copies of all reports or other materials filed by it with or issued or sent to it by the Securities and Exchange Commission and all reports, notices or statements sent by it to its stockholders.

            2.9   Environmental Compliance.

                  (A) Borrower and Guarantor shall comply in all material respects with all applicable Environmental Laws, regulations, rules, standards, orders and agreements. Whenever, pursuant to any such legal requirement, the Borrower and the Guarantor are obligated to report to any party the existence of a Spill (as such term is defined in Section 1 of Public Act 85-443), "Release" (as defined in 42 U.S. Code 9601 et seq.), "Hazardous Waste" (as defined in
Section 22a-115 of Connecticut General Statutes), "Hazardous Substance" (as defined in 42 U.S. Code 9601 et seq.) or other environmental contamination on or emanating from the Borrower's or Guarantor's business premises, Borrower and Guarantor shall, simultaneously and in writing, report the existence of such conditions to Lender at the address set forth in Section 12 hereof.

                  (B) In addition to any and all other liability of the Borrower and Guarantor to Lender hereunder, Borrower and Guarantor shall jointly and severally indemnify the Lender against any loss or damage that shall occur to Lender as a result of the application of the Super Lien Act (Section 22a-452a of the Connecticut General Statutes) or any other federal, state, local or quasi-governmental law, rule, regulation, ordinance or the like.

                  (C) The Lender and/or its authorized representatives has the right once per year and any time during the occurrence of any Default or Event of Default, at reasonable times and upon reasonable notice to Borrower and Guarantor, to enter upon the Borrower's and Guarantor's business premises for the purpose of conducting inspections and/or audits of the Borrower's and Guarantor's environmental compliance and/or of the Borrower's or Guarantor's methods and/or procedures for disposal of waste products used in the course of each Borrower's or Guarantor's business. Borrower and Guarantor shall correct any discrepancies found during such inspections or audits promptly.

                  (D) In the event that any lien is filed against Borrower's or Guarantor's properties or any claim is made against the Borrower or the Guarantor by any governmental entity in connection with the discharge of hazardous substances or wastes then Borrower or Guarantor shall either (i) pay the claim and remove any lien from the applicable property or (ii) furnish to such governmental entity that imposed the lien a bond, cash deposit or other security reasonably satisfactory to such governmental entity in an amount sufficient to discharge the lien.

            2.10  Use of Proceeds.

                  (A) Borrower acknowledges that it has used the proceeds of the Loan to fund the purchase of all of the outstanding common stock of the Guarantor and for working capital.

                  (B) Borrower shall not, directly or indirectly, apply any part of any proceeds of the Loan to the purchasing or carrying of any "margin stock" within the meaning of Regulation U or Regulation G of the Board of Governors of the Federal Reserve System, or for any use which will cause a violation of any other regulation of the Board of Governors of the Federal Reserve System or of any regulations, interpretations or rulings thereunder, including without limitation Regulations G, U, T and X.


            SECTION 3.  EVENTS OF DEFAULT.
                        ------------------

            Each of the following events shall be considered an "Event of Default":

            3.1 If the Borrower or Guarantor defaults in the payment of the Loan, owing by them within three (3) days of when the same becomes due and payable, whether at any stated maturity, or by declaration, acceleration or otherwise;

            3.2 If the United States Securities and Exchange Commission shall provide any notice to the Borrower, the Guarantor, or to any shareholder of the Borrower or Guarantor respecting any material violation by Borrower or Guarantor of any law or regulation respecting a material portion of Borrower's or Guarantor's shares or shall suspend any material trading of such shares;

            3.3 If the Borrower or Guarantor fails to perform or comply with any term or covenant applicable to it contained in this Agreement, or contained in any other Loan Documents;

            3.4 If any representation or warranty made by or on behalf of the Borrower or Guarantor, in this Agreement or in the Schedules hereto, or in any of the other Loan Documents, or in connection with the transactions contemplated hereby and thereby proves to be false or incorrect in any material respect;

            3.5 If the Borrower or Guarantor defaults in the payment of any Indebtedness for borrowed money or defaults with respect to any of the terms of any evidence of such Indebtedness or of any indenture or other agreement relating thereto which causes the acceleration of such Indebtedness, or if the Borrower or Guarantor commits any breach or defaults under any material contract to which it is or becomes a party or by which it is or becomes bound and such failure or default shall continue after the applicable grace period or notice period, if any;

            3.6 If the Borrower or Guarantor fails to pay, when due, any tax or assessment or any other loan or obligation of the Borrower or Guarantor on or before the date the same is due unless such obligation is being contested in good faith or if any Borrower is in default under any instrument or document relating thereto and such failure or default shall continue after the applicable grace period or notice period, if any;

            3.7 If the Borrower or Guarantor makes an assignment for the benefit of creditors, or admits in writing an inability to pay debts as they become due, or files a voluntary petition in bankruptcy, or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law or regulation, or files any answer admitting or fails to deny the material allegations of a petition filed against it for any such relief, or seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of itself or of all or any substantial part of its properties, or its directors or majority stockholders takes any action looking to its dissolution or liquidation, or it ceases doing business as a going concern;

            3.8 If, within sixty (60) days after the commencement of any proceeding against the Borrower or the Guarantor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding has not been dismissed, or if, within sixty (60) days after the appointment, without such Borrower's or Guarantor's or the acquiescence of any trustee, receiver or liquidator of itself or of all or any substantial part of its properties, such appointment has not been vacated;

            3.9 Failure by Borrower or Guarantor to maintain its primary operating accounts with Lender.

            Upon the occurrence of any Default or Event of Default, in addition to its rights and remedies under this Agreement, or the other Documents and any other instruments, Lender may, at its option, declare the Loan or any portion thereof to be immediately due and payable, whereupon the same shall forthwith mature and become due and payable, together with interest accrued thereon and together with any and all costs of collection, including, but not limited to, reasonable attorneys fees, without notice and without presentment, demand or protest, all of which are hereby waived.

            SECTION 4. SET-OFF RIGHTS.
                       ---------------

            In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, Lender is hereby authorized by Borrower and Guarantor at any time or from time to time after the occurrence any Default or Event of Default, without notice to Borrower or Guarantor, or to any other Person, any such notice being hereby expressly waived by the Borrower or the Guarantor to set off and to appropriate and to apply any and all balances, deposits, credits, Collateral and property of Borrower or Guarantor held at, or in transit to, any of its offices for the account of the Borrower or the Guarantor or any of their Subsidiaries (regardless of whether then due to the Borrower or the Guarantor or their Subsidiaries) and any other property at any time held or in transit or owing by that Lender or that holder to or for the credit or for the account of the Borrower or Guarantor against and on account of the Loan. The Borrower and Guarantor agree, to the fullest extent permitted by law, that (a) Lender or any holder may exercise its right to set off with respect to the Loans and may sell participations in such set off to other lenders and holders and (b) any lender or holder so purchasing a participation in the Loan made or held by other lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loan in the amount of such participation and (3) the rights contained in this paragraph exist regardless of whether the Loan has matured.


            SECTION 5. REMEDIES ON DEFAULT; PROVISIONS RE: COLLATERAL, ETC.
                       ----------------------------------------------------

            5.1 If a Default or Event of Default occurs, Lender may accelerate and declare to be immediately due and payable the Loan and may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceedings, whether for the specific performance of any agreement contained herein or in any other Loan Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any right, power or remedy granted thereby or by law, equity or otherwise.

            5.2 Upon the occurrence of any Default or Event of Default, the Borrower and Guarantor grants a royalty-free license to the Lender for all patents, service marks, trademarks, tradenames, copyrights, computer programs and other intellectual property and proprietary rights sufficient to permit the Lender to exercise all rights granted to the Lender pursuant to this Agreement.

            5.3 Without limitation of any rights and remedies of Lender as a secured party under the Code and any rights or remedies set forth in any of the Loan Documents, if a Default or Event of Default exists hereunder, Lender has all of the following rights and remedies with respect to the Collateral or any portion thereof

                  (A) Lender may at any time and from time to time with or without judicial process and the aid or assistance of others, enter upon any premises in which any of the Collateral may be located and, without resistance or interference by Borrower and Guarantor, take possession of the Collateral and/or dispose of any part or all of the Collateral on any such premises; and/or require Borrower or Guarantor to assemble and make available to Lender, at the expense of Borrower or Guarantor, any part or all of the Collateral at any place or time designated by Lender which is reasonably convenient to the Borrower and Guarantor and Lender; and/or remove any part or all of the Collateral from any premises on which any part may be located for the purpose of effecting sale or other disposition thereof; and buy or sell, resell, lease, assign and deliver, grant options for or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing, at public or private sale or proceedings, by one or more contracts, in one or more parcels, at the same or different times, with or without having the Collateral at the place of sale or other disposition, for cash and/or credit, and upon any terms, at such place(s) and time(s) and to such Persons as Lender deems best, all without demand for performance or any notice or advertisement whatsoever, except that if any of the Collateral is perishable or is of a type that can decline speedily in value, the Borrower and Guarantor shall be given five (5) business days notice describing in general non-specific terms, the Collateral to be disposed of by one-time publication in a newspaper of general circulation in the county where the sale is to be conducted. If any of the Collateral is sold by Lender upon credit or for future delivery, Lender will not be liable for the failure of the purchaser to pay for same and in such event Lender may resell such Collateral. Lender may buy any part or all of the Collateral at any public sale and if any part or all of the Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely distributed standard price quotations Lender may buy at private sale and may make payment therefor by application of all or a part of the Loans;

                  (B) Lender may, in Lender's discretion, apply the cash proceeds from any sale or other disposition of the Collateral, first, to the reasonable expenses of retaking, holding, preparing for sale, selling, leasing and otherwise disposing of such Collateral, to reasonable appraisal, accounting and attorneys' fees and all legal expenses, travel and other expenses which are to be paid or reimbursed to Lender, pursuant hereto or pursuant to the other Loan Documents, second, to all accrued interest, fees and charges outstanding with respect to the Loans in such order, as Lender shall determine, third, to principal and all other outstanding portions of the Loans in such order, as Lender shall determine, fourth, any surplus to any other secured parties having an interest in the Collateral known to Lender in accordance with their interests, and fifth, any surplus to the Borrower and Guarantor; provided, however, that Borrower and Guarantor shall remain liable with respect to unpaid portions of the Loan and will pay Lender on demand any deficiency remaining together with interest thereon.

                  Notwithstanding any of the foregoing, Borrower and Guarantor acknowledge that Lender is making the Loan in reliance on the totality of the Collateral and this Agreement specifically prohibits subordinate liens thereon. Consequently, Lender shall have no liability to marshal assets for the benefit of any other creditor, or be subject to any restrictions with respect to the liquidation or other disposal of the Collateral;

                  (C) Lender may appropriate, set-off and apply to the payment of all or any part of the Loans any and all balances, sums, property, claims, credits, deposits, accounts, reserves, collections, drafts, notes or other items or proceeds of the Collateral, in or coming into the possession, custody, safekeeping or control of Lender or any affiliate of Lender or its agents, or belonging to any Borrower and in such manner as Lender may, in its discretion determine, and the proceeds of any such set-off shall be applied in accordance with the provisions of the preceding Subparagraph hereof;

                  (D) Neither the Borrower or the Guarantor shall commingle any of the proceeds of the Collateral received after the occurrence of an Event of Default with any other of its property. The Borrower and the Guarantor shall segregate any such proceeds, hold them in trust as the exclusive property of Lender, and Borrower and Guarantor shall immediately deliver to Lender the identical checks, monies, or other proceeds of Collateral received;

                  (E) Upon the written request of Lender made to Borrower and Guarantor, Borrower and Guarantor shall:

                       (i) Notify all account debtors that the Accounts have been assigned to Lender and that any payments on such Accounts should be made directly to Lender; and/or

                       (ii) Turn over to Lender any and all inventory returned in connection with any of its Accounts; and/or

                       (iii) Mark or stamp all invoices with a legend satisfactory to Lender so as to require that the same should be paid directly to Lender.

                  Notwithstanding the foregoing, Lender may at any time after the occurrence of a Default or Event of Default upon written notice to the Borrower and Guarantor, notify account debtors to make such payments of the Accounts directly to Lender.


            SECTION 6. CUMULATIVE REMEDIES; NO WAIVERS, ETC.
                       -------------------------------------

            No right, power or remedy granted to Lender in this Agreement or in the other Loan Documents is intended to be exclusive, but each shall be cumulative and in addition to any other rights, powers or remedies referred to in this Agreement, in the other Loan Documents or otherwise available to Lender at law or in equity; and the exercise or beginning of exercise by Lender of any one or more of such rights, powers or remedies, shall not preclude the simultaneous or later exercise by Lender of any or all of such other rights, powers or remedies. No waiver by, nor any failure or delay on the part of Lender in any one or more instances to insist upon strict performance or observance of one or more covenants or conditions hereof, or of the other Loan Documents shall in any way be, or be construed to be, a waiver of such covenant in any other instance or to prevent Lender's rights to later require the strict performance or observance of such covenants or conditions, or otherwise prejudice Lender's rights, powers or remedies.


            SECTION 7. PARTIAL INVALIDITY; WAIVERS.
                       ----------------------------

            7.1 If any term or provision of this Agreement or any of the other Loan Documents or the application thereof to any Person or circumstance shall, to any extent, be invalid or unenforceable by reason of any applicable law, the remainder of this Agreement and the other Loan Documents, or application of such term or provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each tern and provision of this Agreement and the other Loan Documents shall be valid and be enforced to the fullest extent permitted by law. To the full extent, however, that the provisions of any such applicable law may be waived, they are hereby waived by the Borrower and Guarantor to the end that this Agreement and the other Loan Documents shall be deemed to be valid and binding obligations enforceable in accordance with their terms.

            7.2 To the extent permitted by applicable law, the Borrower and Guarantor hereby waive protest, notice of protest, notice of default or dishonor, notice of payments and non-payments, or of any default.

            7.3 WITH RESPECT TO ANY CONTROVERSY, ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THE TRANSACTIONS DESCRIBED HEREIN OR CONTEMPLATED HEREBY, INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH THE LOANS, THE COLLATERAL AND/OR ANY OF THE OTHER LOAN DOCUMENTS BORROWERS AND LENDER EACH VOLUNTARILY AND KNOWINGLY WAIVES ANY RIGHT TO OR CLAIM FOR A TRIAL BY JURY.

            7.4 THE BORROWER AND GUARANTOR ACKNOWLEDGE THAT THE WITHIN AGREEMENT EVIDENCES A COMMERCIAL TRANSACTION AND THAT IT COULD, UNDER CERTAIN CIRCUMSTANCES HAVE THE RIGHT UNDER CHAPTER 903a, AS FROM TIME TO TIME AMENDED, OF THE CONNECTICUT GENERAL STATUTES, SUBJECT TO CERTAIN LIMITATIONS, TO NOTICE OF AND HEARING ON THE RIGHT OF THE LENDER TO OBTAIN A PREJUDGMENT REMEDY, SUCH AS ATTACHMENT, GARNISHMENT AND/OR REPLEVIN, UPON COMMENCING ANY LITIGATION AGAINST BORROWER. NOTWITHSTANDING, BORROWER AND GUARANTOR HEREBY WAIVE ALL RIGHTS TO NOTICE, JUDICIAL HEARING OR PRIOR COURT ORDER TO WHICH IT MIGHT OTHERWISE HAVE THE RIGHT UNDER SAID CHAPTER 903 a, AS FROM TIME TO TIME AMENDED, OR UNDER ANY OTHER STATE OR FEDERAL STATUTE OR CONSTITUTION IN CONNECTION WITH THE OBTAINING BY THE LENDER OF ANY PREJUDGMENT REMEDY BY REASON OF THIS AGREEMENT, OR BY REASON OF ANY BORROWER'S OR GUARANTOR'S OBLIGATIONS OR ANY RENEWALS OR EX TENSION S OF THE SAME. BORROWER AND GUARANTOR ALSO WAIVE ANY AND ALL OBJECTION WHICH IT MIGHT OTHERWISE ASSERT, NOW OR IN THE. FUTURE, TO THE EXERCISE OR USE BY LENDER OF ANY RIGHT OF SETOFF, REPOSSESSION OR SELF HELP AS MAY PRESENTLY EXIST UNDER STATUTE OR COMMON LAW.

            7.5 EACH OF THE BORROWER AND GUARANTOR SPECIFICALLY WAIVES AND RELINQUISHES ANY CLAIM TO INCIDENTAL AND/OR CONSEQUENTIAL DAMAGES ARISING IN ANY WAY OUT OF AN ALLEGED BREACH HEREOF BY LENDER AND AGREES THAT DAMAGES FOR WHICH LENDER MAY BE LIABLE, 1F ANY, SHALL BE LIMITED TO THOSE DIRECT DAMAGES PROVEN TO HAVE BEEN SUFFERED BY THE BORROWER AND GUARANTOR ARISING DIRECTLY FROM SUCH BREACH.

            7.6 So long as Lender complies with its obligations, if any under the Code, Lender shall not in any way or manner be liable or responsible for (a) the safekeeping of the Inventory or Equipment, (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause (c) any diminution in the value thereof, or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency or other Person whomsoever. All risk of loss or damage or destruction of the Inventory or Equipment shall be borne by Borrower and Guarantor.

            SECTION 8. EXPENSES/INDEMNITY.
                       ------------------

            The Borrower and Guarantor agree that it shall:

            8.1 pay or reimburse Lender on demand for any and all reasonable charges, costs and taxes incurred in the preparation, documentation and implementation of this Agreement, and all Loan Documents, and any amendment thereto, including, without limitation, all recording and filing fees, appraisal fees and reasonable fees and disbursements of Lender's special counsel retained in connection therewith, including payment upon the Closing hereof of any portion of such charges, costs and fees for which an invoice shall be rendered;

            8.2 indemnify and save Lender harmless from, and pay or reimburse Lender for, all charges, costs, damages, liabilities and expenses, including reasonable attorneys' fees, if any, incurred by Lender relating to:

                  (i)  the Note or any of the other Loan Documents;

                  (ii) the exercise by the Lender of any of its rights, remedies or powers hereunder, the Note or any of the other Loan Documents;

                  (iii) the performance of any obligation of Borrower and Guarantor in connection with the Mortgaged Property;

                  (iv) the attempted enforcement or enforcement of this Agreement or the other Loan Documents, or the collection or attempted collection of any of the obligations owing under any thereof, including, without limitation, the Loans, or the realization or attempted realization upon any of the Collateral;

                  (v) the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement, the other Loan Documents or the Collateral;

                  (vi) any Hazardous Substance at, on, in, under, or about all or any portion of any property owned, occupied and/or operated by the Borrower or Guarantor, including without limitation the Mortgaged Property, or any environmental condition within, on, from, related to, or attaching to any such property;

                  (vii) any Release or threatened Release of any Hazardous Substance from any properly owned, occupied or operated by the Borrower or the Guarantor or from the Borrower's or Guarantor's operations or other activities, including without limitation any Release by any prior owner, occupant or operator of any such property;

                  (viii) any violation or claim of violation of any Environmental Law by the Borrower or the Guarantor or its operations or other activities;

                  (ix) any other environmental condition or matter within, on, from or related to or affecting any property owned, leased or operated by the Borrower or the Guarantor or Borrower's or Guarantor's operations or other activities;

                  (x) any other operations or activities of the Borrower or the Guarantor or conditions or occurrences arising from the Borrower or the Guarantor on the Borrower's or Guarantor's properties (all the foregoing under this paragraph collectively, the "Indemnified Liabilities"). In addition, at Lender's discretion, Borrower and Guarantor shall defend (with counsel satisfactory to the Lender) Lender against those Indemnified Liabilities which the Lender shall choose Borrower or Guarantor to defend Lender against (provided, that, it is understood and agreed that all reasonable costs and expenses of counsel incurred by Lender in defending itself against any Indemnified Liability shall be Indemnified Liabilities for which Borrower and Guarantor are responsible for payment under this subparagraph). The agreements in this section shall survive any payment of the Loans or any other amounts payable hereunder or under any other Loan Document and/or any termination of this Agreement or any Document or the release of any Collateral. All amounts payable under this Section shall be payable by the Borrower and Guarantor on demand by the Lender.

            SECTION 9. FURTHER ASSURANCES; POSSESSION OF COLLATERAL; POWER OF
                       ------------------------------------------------------
                       ATTORNEY.
                       ---------

            At any time and from time to time, upon the demand of the Lender as permitted by this Agreement, the Borrower or the Guarantor shall, at the Borrower's and Guarantor's expense (i) immediately give, execute, deliver, pledge, endorse, file, and/or record any notice, statement, financing statement, instrument, documents, chattel paper, agreement, or other papers that may be necessary or desirable, or that the Lender may request, in order to effectuate performance by Borrower or the Guarantor of any of their obligations under this Agreement or the other Loan Documents in order to create, preserve, perfect, or validate any security interest granted pursuant hereto or intended to be granted hereunder or to enable the Lender to exercise or enforce its rights hereunder or with respect to such security interest; and (ii) keep, stamp, or otherwise mark any and all documents, instruments, chattel paper, and its books and records relating to the Collateral in such manner as the Lender may require. At any time after the occurrence of a Default or Event of Default, the Borrower and Guarantor hereby irrevocably appoint the Lender (and any of its attorneys, officers, employees or agents) as its true and lawful agent and attorney-in-fact, said appointment being coupled with an interest with full power of substitution, in the name of the Borrower and the Guarantor, the Lender, or otherwise, for the sole use and benefit of the Lender in its sole discretion, but at the Borrower's and Guarantor's expense, to exercise, to the extent permitted by law, in its name or in the name of the Borrower or the Guarantor or otherwise, the powers set forth herein, whether or not any of the Loans are due (i) to endorse the name of the Borrower and the Guarantor upon any instruments of payment, freight, or express bill, bill of lading, storage, or warehouse receipt relating to the Collateral and to demand, collect, receive payment of, settle, or adjust all or any of the Collateral; (ii) to correspond and negotiate directly with insurance carriers; and (iii) to sign and file one or more financing statements naming Borrower and Guarantor as debtor and the Lender as secured party to execute any notice, statement, instruments, agreement, or other paper that the Lender may require to create, preserve, perfect, or validate any security interest granted pursuant hereto or to enable the Lender to exercise or enforce its rights hereunder or with respect to such security interest. Neither the Lender nor its attorneys, officers, employees, or agents shall be liable for acts, omissions, any error in judgment, or mistake in fact in its/their capacity as agent or attorney-in-fact. This power, being coupled with an interest is irrevocable until the Loans have been fully satisfied and this Agreement has been terminated. The Lender is expressly authorized to file financing statements without the Borrower's or Guarantor's signature.


            SECTION 10.  SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND
                         -------------------------------------------
                         WARRANTIES, ETC.
                         ----------------

            All agreements, covenants, representations and warranties contained herein or made in writing by or on behalf of the Borrower and Guarantor, in connection with the transactions contemplated hereby, shall survive the execution and delivery of this Agreement and the related Loan Documents and shall continue until the Loan has been paid in full and this Agreement has been terminated. All statements contained in any certificate or other instrument delivered by or on behalf of the Borrower or the Guarantor, pursuant hereto or in connection with the transactions contemplated hereby, shall be deemed representations and warranties made hereunder.


            SECTION 11.  FAILURE TO PERFORM.
                         ------------------

            If the Borrower or Guarantor fail to observe or perform any of the covenants hereof, Lender may pay amounts or incur liabilities to remedy or attempt to remedy any such failure (including, without limitation, any sums payable under any statute relating to the environment) and all such payments made and liabilities incurred shall be for the account of the Borrower and the Guarantor, and all such amounts shall be repaid by Borrower or Guarantor on demand, together with interest thereon at the Default Rate as defined in the Note or may be repaid by a withdrawal from any of the Borrower's or Guarantor's accounts maintained with Lender. The provisions of this Section and any such action by Lender shall not prevent any default in the observance or performance of any covenant hereof from constituting an Event of Default hereunder.


            SECTION 12.  NOTICES, ETC.
                         -------------

            All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to be duly delivered if mailed, postage prepaid, by first class registered mail, return receipt requested, or by any nationally recognized receipted delivery or courier service:

                  (A)  if to Lender:

                       NewAlliance Bank
                       195 Church Street
                       New Haven, CT 06510
                       Attention: Joy Rogers

                       with a copy to:
                       --------------
                       Joseph E. Faughnan, Esq.
                       Susman, Duffy & Segaloff, P.C.
                       55 Whitney Avenue
                       New Haven, CT 06510

or at such other address as may have been furnished in writing by Lender to Borrower; or

                  (B)  if to Borrower:

                       CAS Medical Systems, Inc.
                       44 East Industrial Road
                       Branford, CT 06405
                       Attention: Chief Executive Officer

                       with a copy to:
                       ---------------
                       Wiggin & Dana
                       400 Atlantic Street
                       Stamford, CT 06901
                       Attention: Michael Grundei, Esq.

or at such other address as may have been furnished in writing by Borrower to Lender.

            SECTION 13.  AMENDMENTS AND WAIVERS.
                         ----------------------

            Neither this Agreement nor any other Loan Document nor any term hereof or thereof may be changed, waived, discharged or terminated, except by a writing signed by all of the parties hereto.


            SECTION 14.  MISCELLANEOUS.
                         --------------

            This Agreement and each other Loan Document granting Lender a security interest in any personal property of Borrower and Guarantor shall be deemed a security agreement within the meaning of the Code. Where any provision in this Agreement refers to action to be taken by any person or entity, or which such person or entity is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person or entity.

            SECTION 15.  GOVERNING LAW.
                         -------------

            This Agreement and the other Loan Documents contemplated hereby shall be construed and enforced in accordance with and governed by the laws of the State of Connecticut. The Borrower and Guarantor hereby specifically consent to the jurisdiction of the Courts of the State of Connecticut and agree to be personally bound by the decisions of the Court of the State of Connecticut.


            SECTION 16.  SUPERCEDURE.
                         ------------

            To the extent there is any inconsistency between the terms of this Agreement and any other Loan Document, this Agreement shall control.


            SECTION 17.  SUCCESSORS AND ASSIGNS.
                         -----------------------

            All of the terms of this Agreement and such other Loan Documents shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and by any other holder or holders at the time of any of the Loans or any part thereof.

            SECTION 18.  HEADINGS.
                         ---------

            The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect any of the terms hereof.


            SECTION 19.  COUNTERPARTS.
                         -------------

            This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and by the several parties hereto in separate counterparts, but all of which together shall constitute one and the same instrument.


            SECTION 20.  THIRD PARTIES.
                         --------------

            This Agreement is between Lender and the Borrower and Guarantor only and shall not be relied upon by any third party. Without limiting the foregoing, Lender shall have no liability to any party whatever (including, without limitation, either Borrower, or Guarantor, or anyone conducting business with any of the foregoing) in the event Lender exercises its rights under this Agreement and/or the other Loan Documents contemplated hereby.


            SECTION 21.  TIME OF THE ESSENCE.
                         --------------------

            Time is of the essence for the performance by the Borrower and Guarantor of any of Borrower's or Guarantor's obligations set forth in this Agreement.

            SECTION 22.  GENDER AND NUMBER; NO RULE OF STRICT CONSTRUCTION.
                         --------------------------------------------------

            Whenever the context herein so requires, the neuter gender includes the masculine and feminine, and the singular number includes the plural and vice-versa. The Borrower or the Guarantor acknowledge that Borrower and Guarantor and Borrower's or Guarantor's counsel have had an opportunity to review and negotiate the terms of this agreement and the other Loan Documents and that no rule of strict construction shall be used against the Lender with respect to any of the Loan Documents shall be construed. On the contrary, the Loan Documents shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties.


            SECTION 23.  NO FIDUCIARY RELATIONSHIP.
                         --------------------------

            The Borrower and Guarantor acknowledge that Lender does not have a fiduciary relationship to the Borrower or the Guarantor and the relationship between Lender and Borrower and Guarantor are solely that of creditor and debtor.


            SECTION 24.  CERTAIN DISCLOSURES.
                         --------------------

            Attached hereto as part of Schedule G is a listing of the following information:

                  (A) Each Borrower's and Guarantor's Officers, Directors, Stockholders of five (5%) percent or more of the Shares of Borrower's stock, and Number of Shares of Borrower's stock held by each;

                  (B)  Date of most recently prepared Financial Statements;

                  (C) Indebtedness Owing by Borrower and Guarantor other than to Lender;

                  (D) Borrower's and Guarantor's Patents, Trademarks, Trade Names, Copyrights;

                  (E) Pending or Threatened Litigation involving the Borrower or the Guarantor;

                  (F) Each of Borrower's and Guarantor's Licensing Agreements, Governmental Consents;

                  (G)  Past Changes to Borrower's or Guarantor's Name;

                  (H)  Leases to which Borrower and Guarantor are a party;

                  (I)  Locations where any Collateral is kept;

                  (J) Description and date of purchase of used Equipment and Equipment which has been relocated within the past four (4) months.


            SECTION 25.  SURETYSHIP WAIVERS.
                         -------------------

            The Borrower and Guarantor hereby expressly waive any right to compel Lender to sue or enforce payment of any and all indebtedness of the Borrower and Guarantor hereunder. The Borrower and Guarantor hereby expressly waives presentment, protect, notice, demand or action on delinquency in respect of any such indebtedness or liability.

            No invalidity, irregularity or unenforceability, by reason of any bankruptcy or similar law, any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect any indebtedness or liability of the Borrower or Guarantor, shall affect, impair or be a defense to the obligations of the Borrower or Guarantor hereunder unless such invalidity, irregularity or unenforceability is also applicable to such Borrower or Guarantor.

            Without, in any manner, limiting the generality of the foregoing, Borrower and Guarantor agree that Lender may from time to time extend any accommodations to the Borrower and Guarantor, consent to any action or non-action of the Borrower and Guarantor which, in the absence of such consent, violates or may violate this Agreement, with or without consideration, on such terms and conditions as may be acceptable to Lender, without in any manner affecting or impairing or varying the liability of the Borrower and Guarantor hereunder. The Borrower and Guarantor waive any right to require Lender to proceed against the Borrower and Guarantor, to proceed against, seek or exhaust any Collateral or other security held from the Borrower or the Guarantor or to pursue any remedy in Lender's power whatsoever. Lender may, in its sole discretion, release the Borrower and Guarantor from any and all liability hereunder, take additional collateral from the Borrower and Guarantor and/or release collateral from any Borrower, without affecting the liability of the Borrower and Guarantor hereunder. The obligations of the Borrower and Guarantor hereunder and under the other Loan Documents shall continue to be effective or be reinstated (as the case may be) if at any time payment by the Borrower or the Guarantor of all or any part of the liabilities or indebtedness owing to Lender is rescinded or must otherwise be returned by Lender, including, without limitation, upon the insolvency, bankruptcy or reorganization of the Borrower and Guarantor or otherwise, all as though such payment to Lender had not been made.

            SECTION 26.  RELEASE.
                         --------

            Upon full payment and satisfaction of the Loan and the interest thereon and expenses incurred by Lender in connection therewith and upon termination of this Agreement by Lender, the parties shall thereupon automatically each be fully, finally, and forever released and discharged from any further claim, liability or obligation in connection with the Loans or any of them. Notwithstanding the foregoing, in the event any payment is recovered from Lender in whole or in part, as a result of any insolvency proceedings or otherwise, the rights, benefits and security interests of Lender under this Agreement shall remain in full force and effect as to any and all of such recovered sums, all of which shall be Loans hereunder.


            SECTION 27.  NO USURY.
                         ---------

            This Agreement and all of the other Loan Documents are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Lender for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement and each of the Loan Documents shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrowers and Lender in the execution, delivery and acceptance of the Notes to contract in strict compliance with the laws of the State of Connecticut from time to time in effect.

            If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between Borrower, Guarantor and Lender.

            IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement to be executed and delivered on the day and year first above mentioned.



                               CAS MEDICAL SYSTEMS, INC.

                               By:  /s/ Louis Scheps
                                    -------------------------------------
                                    Louis Scheps
                                    Its President and Chief Executive Officer




                               STATCORP, INC.


                               By:  /s/ Louis Scheps
                                    -------------------------------------
                                    Louis Scheps
                                    Its Chief Executive Officer




                               NEWALLIANCE BANK


                               By:  /s/ Joy E. Rogers
                                    -------------------------------------
                                    Joy E. Rogers
                                    Its Vice President

                              SCHEDULE OF SCHEDULES





            SCHEDULE SUBJECT

            A     Term Note

            B     Permitted Liens

            C     Mortgaged Property

            D     Omitted

            E     Exceptions to Representations, Warranties and Covenants

            F     Omitted

            G     Certain Disclosures

                                   APPENDIX I

            As used herein, the following terms have the following meanings:

            ACCOUNTS: means, in addition to the meaning ascribed to Accounts in the Code, all presently existing or hereafter acquired accounts, accounts receivable, chattel paper, notes, leases, drafts, acceptances and writings evidencing a monetary obligation and/or security interest in or a lease of goods, all rights to receive the payment of money or other considerations under present or future contracts or by virtue of merchandise sold or leased, services rendered, advances made or other considerations given, whether or not earned by performance and whether or not evidenced by or set forth in or arising out of any present or future chattel paper, instrument, document, note, draft, lease, acceptance, writing, bond, insurance policy, instrument, document or General Intangible and whether or not verbal in nature, and all extensions and renewals of any thereof, any reversion of pension plan excess funding, all rights under and/or arising out of present or future contracts, agreements or General Intangibles, including, without limiting the foregoing, all payments under licensing agreements or arrangements, all right, title and interest in merchandise which gave rise to any or all of the foregoing, including, inter alia, all goods in transit and all returned, reclaimed or repossessed goods and all claims for insurance respecting the same, all claims for tax refunds, all claims or causes of action which any of the Borrowers may now or hereafter have whether arising in connection with or under any agreement, contract, document, instrument or chattel paper or verbally or by operation of law or otherwise, and all present and future indebtedness and obligations of any affiliate or subsidiary to it/them, all whether now owned or hereafter acquired or in which any of the Borrowers may now have or may hereafter acquire any interest and all of its/their right, title and interest in and to ail assets and properties in which it has been granted a security interest or lien to secure the payment of such indebtedness and obligations.

            AFFILIATE: with reference to any Person, any director, officer or employee of such Person, any corporation, association, firm or other entity in which such Person has a direct or indirect controlling interest or by which such Person is directly or indirectly controlled or is under direct or indirect. common control with such Person.

            AGREEMENT: this Loan Agreement, as it may be amended from time to time.

            ASSETS: at a particular date, all amounts which would, in conformity with GAAP, be included under assets (of which, inventory shall be stated on a first in, first out basis) on a consolidated balance sheet of a Person as at such date.

            ASSIGNMENTS: the collateral assignments of leases referred to in
Section 1.8.

            BORROWER:   the meaning specified on page one of this Agreement.

            CHATTEL PAPER: the meaning ascribed to such term in the Code.

            CODE: the Connecticut Uniform Commercial Code, as amended or revised from time to time.

            COMMERCIAL TORT CLAIMS: the meaning ascribed to such term in the Code.

            COMPUTER HARDWARE: the meaning ascribed to such term in the Code.

            CONTRACT RIGHTS: the meaning ascribed to such term in the Code.

            CLOSING: the date hereof.

            COLLATERAL: the meaning specified in Section 1.6.

            DEBT SERVICE: being "for an accounting period, the sum of (i) principal amortization; (ii) interest expense; and (iii) scheduled payments by Borrower on capitalized leases".

            DEFAULT: the occurrence of any event which with the giving of notice or passage of time (other than stated grace periods), or both, might become an Event of Default. Deposit Accounts: means, in addition to the definition of Deposit Accounts in the Code, all presently existing or hereafter acquired deposit accounts, certificates of deposit, securities, acceptances, bonds and any evidence thereof and documents relating thereto, including without limitation all monies and credit balances now or hereafter in the possession or under the control of any of the Borrower and the Guarantor and any and all tax escrows and insurance escrow accounts under the possession or control of the Borrower and the Guarantor.

            DOCUMENTS: the meaning ascribed to such term in the Code.

            EBIDA: being "net income for an accounting period, to which is added back: (i) interest expense; and (ii) depreciation expense and amortization to the extent deducted from such net income during such accounting period, all as determined by GAAP".

            ENVIRONMENTAL LAWS: any and all applicable foreign, Federal, state and local statutes, laws, regulations, rules, ordinances, orders, guidances, policies or common law (whether now existing or hereafter enacted or promulgated) pertaining to the environment, of any and all Federal, state or local governments and governmental and quasi-governmental agencies, bureaus, subdivisions, commissions or departments which may now or hereafter have jurisdiction over the Borrower or the Guarantor and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Substances, chemicals substances, pollutants or contaminants whether solid liquid or gaseous in nature, into the environmental or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such Hazardous Substances, chemical substances, pollutants or contaminants.

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            Without limiting the generality of the foregoing, the term
"Environmental Laws" shall encompass each of the following statutes, and regulations promulgated thereunder, and amendments and successors to such statutes and regulations, as may be enacted and promulgated from time to time:
Federal Occupational Safety and Health Act ("OSHA"); the Clean Air Act ("CAA"); the Toxic Substances Control Act ("TSCA"); the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"); the Clean Water Act ("CWA"); the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984 ("RCRA"); the Hazardous Materials Transportation Act; and all applicable Environmental Laws of each state and municipality in which Borrower conducts business or locates assets and all rules and regulations thereunder and amendments thereto and all similar state and local laws, rules and regulations.

            ENVIRONMENTAL NOTICE: any summons, citation, directive, order, claim, litigation, pleading, investigation, proceeding, judgment, letter or other written communication from the U.S. Environmental protection Agency or any other governmental authority or any other person in any way related to any Environmental Law or any Environmental Permit.

            EQUIPMENT: means, in addition to the definition of Equipment in the Code, all equipment, machinery, chattels, tools, dies, jigs, molds, parts, machine tools, small tools, perishable tools, furniture and fixtures, of every nature, presently existing or hereafter acquired, wherever located, and all additions and accessories thereto and substitutions therefor and all parts and equipment which may be attached to or which are necessary to the operation and use of any or all of the foregoing, whether or not the same shall be deemed to be affixed to real property, and all rights under or arising out of present or future contracts relating to the foregoing; all whether now owned or hereafter acquired or in which the Borrower or the Guarantor may now have or may hereafter acquire any interest and all whether now existing or hereafter arising. The security interest described herein continues in all collateral described in this Paragraph notwithstanding sale, exchange or other disposition thereof by the Borrower or the Guarantor.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA AFFILIATE: each trade or business (whether or not incorporated and whether or not foreign) which is or may hereafter become a member of a group of which Borrower is a member and which is treated as a single employer under ERISA Section 4001(b)(1) or IRC Section 414.

            EVENT OF DEFAULT: the meaning specified in Section 3.

            FINANCIAL ASSETS: the meaning ascribed to such term in the Code.

            FISCAL QUARTER: the three (3) month periods ending each March, June, September and December.

            FISCAL YEAR: a twelve (12) month year ending on December 31.

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            FIXTURES: the meaning ascribed to such term in the Code.

            GAAP: generally accepted accounting principals and practices consistently applied from accounting period to accounting period.

            GENERAL INTANGIBLES: means, in addition to the definition of General Intangibles in the Code, all general intangibles of every nature, including, without limitation, all rights of the Borrower and the Guarantor to any form of payments, all rights of the Borrower and the Guarantor to any form of payment of tax refunds, any reversion of pension plan excess funding, patents, trademarks, licensing agreements, royalty payments, copyrights, service names, service marks and logos, deposits, certificates of deposit, goodwill, interests in leases whether as a lessor or as a lessee whether presently existing or hereafter acquired.

            GOODS:   the meaning ascribed to such term in the Code.

            HAZARDOUS SUBSTANCE: any chemical, compound, material, mixture or substance: (i) the presence of which requires or may hereafter require notification, investigation, monitoring or remediation under any Environmental Law; (ii) which is or becomes defined as a "Hazardous Waste", "Hazardous Material" or "Hazardous Substance" or "Toxic Substance" or "Pollutant" or "Contaminant" under any present or future applicable Federal, state or local law or under the rules and regulations adopted or promulgated pursuant thereto, including, without limitation, the Environmental Laws; (iii) which is toxic, explosive, corrosive, reactive, ignitable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority,. agency, department, commission, board, agency or instrumentality of any foreign country, the United States; any state of the United States, or any political division thereof to the extent any of the foregoing has or had jurisdiction over Borrower; (iv) without limitation, which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls ("PBCs"); or (v) any other chemical, material or substance, exposure to, or disposal of, which is now or hereafter prohibited, limited or regulated by any federal, state or local governmental body, instrumentality or agency.

            INDEBTEDNESS: as applied to a Person, and without duplication, (a) all items, except items of capital stock or of surplus or of general contingency reserves or of reserves for deferred income taxes if in compliance with this Agreement which in accordance with generally accepted accounting principles and practices would be included in determining total liabilities as shown on the liability side of a balance sheet of such person as at the date of which indebtedness is to be determined, (b) all indebtedness secured by any mortgage, pledge, lease, lien or conditional sale or other title retention agreement existing on any property or asset owned or held by such person subject thereto, whether or not such indebtedness shall have been assumed, and (c) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed, discounted or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become liable directly or indirectly with respect thereto.

            INSTRUMENTS:   the meaning ascribed to such term in the Code.

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
            INTELLECTUAL PROPERTY: the meaning ascribed to such term in the Code.

            LENDER: the meaning specified on page one of this Agreement.

            LETTER OF CREDIT RIGHTS: the meaning ascribed to such term in the Code.

            LIABILITIES: at a particular date, all Indebtedness which would, in conformity with GAAP, be included under liabilities on a consolidated balance sheet of a Person as at such date, including book overdrafts.

            LOAN DOCUMENTS: the Agreement, the Note, the Mortgage, the Collateral Assignment, the Environmental Indemnity Agreement, the Stock Pledge and all other documents and instruments executed in connection with or in furtherance of this Agreement or any of the aforesaid documents.

            LOAN: the meaning specified in Section 1.1.

            MATURITY DATE: June 1, 2012.

            NET WORTH: as of the date of determination, the excess, if any, of Borrowers' assets over their Indebtedness, such assets and Indebtedness to be determined in accordance with GAAP.

            NOTE: the Term Note.

            OSHA: Occupational Safety and Health Act, as amended.

            PAYMENT INTANGIBLES: the meaning ascribed to such term in the Code.

            PROCEEDS: means, in addition to the definition of Proceeds in the Code, all proceeds and all products of all of the Collateral and any collateral described in any financing statement filed in connection with the transaction contemplated hereby.

            PBGC:   The Pension Benefit Guaranty Corporation.

            PERMITTED LIENS: means the following types of Liens: (a) the existing Liens disclosed in Schedule B, (b) Liens for taxes, assessments or other governmental charges not yet due and payable or being contested in good faith by appropriate proceedings and with respect to which appropriate reserves have been established in accordance with GAAP and which proceedings do not create any unreasonable risk of forfeiture with respect to the property which is the subject of the proceedings; (c) statutory Liens, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business and are (i) for sums not more than thirty (30) days delinquent or (ii) being contested in good faith by appropriate proceedings and with respect to which appropriate reserves have been established in accordance with GAAP; (d) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (e) easements, rights-of-way, restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrowers; (f) Liens in favor of or approved by the Lender in writing in its sole discretion; and (g) purchase money security interests securing amounts less than $50,000 in the aggregate, per year.

            PERSON: a corporation, an association, a partnership, an organization, a limited liability company, a business, an individual or a government or political subdivision thereof or any governmental agency.

            RECEIVABLES:   the meaning ascribed to such term in the Code.

            RELEASE: any release, emission, disposal, leaching or migration into the environment (including, without limitation, the abandonment or disposal of any barrels, containers, or other closed receptacles containing any Hazardous Substances) or into or out of any property owned, occupied or used by Borrower.

            REVENUE CODE: the Internal Revenue Code.

            SECURITY ENTITLEMENTS: the meaning ascribed to such term in the Code.

            SOFTWARE: the meaning ascribed to such term in the Code.

            SPILL: the meaning specified in Section 2.9(A).

            SUBSIDIARY: with reference to any Person, is a corporation, or similar association or entity not less than a majority of the outstanding shares of the class or classes of stock, having by the terms thereof ordinary voting power to elect a majority of the directors, managers or trustees of such corporation, association or entity, of which are at the time owned or controlled, directly or indirectly, by such Person of by a Subsidiary of such Person.

            TANGIBLE CHATTEL PAPER: the meaning ascribed to such term in the Code.

            TERM LOAN: the meaning specified in Section 1.1(A).

            UNCERTIFICATED SECURITIES: the meaning specified in Section 1.6.



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